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                                Exhibit 27(c)(vi)



              Second Amendment to Principal Underwriting Agreement


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              SECOND AMENDMENT TO PRINCIPAL UNDERWRITING AGREEMENT

THIS SECOND AMENDMENT TO PRINCIPAL UNDERWRITING AGREEMENT made and effective as of the 1st day of September, 2003, by and between AFSG SECURITIES CORPORATION ("AFSG"), a Pennsylvania corporation, and WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO ("WRL"), an Ohio corporation, on its own behalf and on behalf of the separate investment accounts of WRL set forth in Exhibit A attached hereto and made a part hereof (collectively, the "Account").

         WHEREAS, WRL established or acquired certain separate accounts under the laws of the State of Ohio, pursuant to a resolution of WRL's Board of Directors in order to set aside the investment assets attributable to certain flexible premium, multi-funded life and annuity contracts ("Contracts") issued by WRL;

         WHEREAS, pursuant to that certain Principal Underwriting Agreement dated as of October 1, 1998 (the "Agreement") between AFSG and WRL, AFSG serves as the principal underwriter for Contracts that offer policyowners the opportunity to invest in subaccounts of the separate accounts listed on Exhibit A attached to the Agreement;

         WHEREAS, WRL proposes to add an additional separate account to Exhibit
A;

         WHEREAS, AFSG is willing to sell and distribute and serve as the principal underwriter for Contracts that offer policyowners the opportunity to invest in subaccounts of this additional separate account;

NOW, THEREFORE, the parties agree that Exhibit A attached to the Agreement is hereby replaced with Exhibit A attached hereto. All other terms and conditions of the Agreement remain the same.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective duly authorized officials as of the day and year first above written.

AFSG SECURITIES CORPORATION

By:    /s/ Priscilla I. Hechler
       -----------------------------------
Title: Assistant Vice President and
       Assistant Secretary

WESTERN RESERVE LIFE ASSURANCE
CO. OF OHIO

By:    /s/ Thomas E. Pierpan
       ---------------------------
Title: Vice President, Senior Counsel
       and Assistant Secretary

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              SECOND AMENDMENT TO PRINCIPAL UNDERWRITING AGREEMENT

                                    EXHIBIT A

WRL Series Life Corporate Account

As of May 1, 1999

WRL Series Life Account
WRL Series Annuity Account
WRL Series Annuity Account B

Puerto Rico and Guam are excluded until AFSG Securities Corporation is properly registered and licensed in those countries.

As of August 4, 2003

Separate Account VA U